Exhibit 99.1

AITX Secures $2 Million Commitment in Non-Dilutive Funding

Detroit, Michigan, December 4, 2023 — Artificial Intelligence Technology Solutions, Inc. (OTCPK:AITX), a global leader in AI-driven security and productivity solutions, proudly announces a significant financial milestone. The Company has secured a flexible line of credit up to $2 million, backed by early investors from its initial friends & family raise in 2016 and 2017.

The specifically tailored financing arrangement offers AITX materials purchasing flexibility, with a 5-month grace period between fund receipt and repayment commencement so that future cashflows will be split between loan repayment and contribution to operating expenses. This custom timing was designed to synchronize seamlessly with the Company’s manufacturing, deployment, invoicing, and collection average timelines, ensuring debt payments are covered by new potential revenue streams.

The initial installment of $350,000 was received on Friday, December 1, 2023.

Anthony (Tony) Brenz, CFO of AITX, stated, “This is an important moment that proves our early investors’ support and confidence in our vision and business model. This type of tailored financing by early investors is unprecedented in my career and I couldn’t be more thrilled to share this news with our community.”

This non-dilutive financial instrument allows AITX to pay off each loan portion in approximately 17 months, assuming planned payments. There are no commitment shares, warrants, options, or conversion options included in this arrangement making it wholly non-dilutive.

“This line of credit is a key enabler in our growth strategy without putting additional stress on dilution,” Reinharz added. “It allows us to fulfill our current commitments by completing the delivery of contracted but unbuilt devices as of November 17, 2023. This financial flexibility is crucial for our ongoing success and positions us strongly for future growth.”

This announcement demonstrates AITX’s robust financial planning and commitment to sustainable growth, showcasing its innovation not only in technology but also in its approach to business and financial management.

About Artificial Intelligence Technology Solutions (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on Twitter @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

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Steve Reinharz

949-636-7060
@SteveReinharz